SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934

                         Date of Report: June 21, 1995
                       (Date of earliest event reported)

                             Engelhard Corporation
                 ---------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       1-8142                  22-1586002
     -----------------                ------------             --------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                   101 Wood Avenue, Iselin, New Jersey     08830
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              (Address of principal executive offices)   (Zip Code)

                                 (908) 205-5000
                           ---------------------------
              (Registrant's telephone number, including area code)

                                   No change
                           ---------------------------
         (Former name or former address, if changed since last report)


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                                      -2-


ITEM 5.  Other Events.

        On June 21, 1995, Engelhard Corporation ("Engelhard") entered into a joint venture (the "Joint Venture") with Paris-based Comptoir Lyon Alemand Louyot ("CLAL") in accordance with Engelhard's intentions as previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 1994.

        The Joint Venture will be conducted through two new companies, Engelhard-CLAL, L.P., a Delaware limited partnership, and Engelhard-CLAL SAS, a French Societe par Actions Simplifiee, each of which will be 50% owned by CLAL and Engelhard. The Joint Venture combines most of the assets of CLAL with certain assets and liabilities of Engelhard's Engineered Materials Group in Europe and the Asia Pacific region and Englehard's engineered materials business conducted in Carteret, New Jersey, and Fremont, California.

        The Joint Venture will offer a wide variety of precious metals products and services, with end markets in the electrical and electronic, aerospace, nuclear, glass, fertilizer, jewelry, photographic, automotive, dental and medical industries.

ITEM 7.  Exhibits.

(c)  Exhibits

        1. Asset and Stock Transfer Agreement by and among Comptoir Lyon Alemand Louyot and Engelhard Corporation dated as of April 24, 1995.


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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ENGELHARD CORPORATION



Date June 21, 1995                           By: /s/ William E. Nettles
                                                 -------------------------------
                                                 Name: William E. Nettles
                                                 Title: Vice President and
                                                        Chief Financial Officer




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                                LIST OF EXHIBITS


Exhibit
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Asset and Stock Transfer Agreement by
and among Comptoir Lyon Alemand
Louyot and Engelhard Corporation
dated as of April 24, 1995 .............................................